Exhibit 10.1

STOCKHOLDERS’ AGREEMENT

effective as of

October 31, 2014

among

GAIN CAPITAL HOLDINGS, INC.,

CITY INDEX GROUP LIMITED

and

The Persons listed as “Stockholders” on the
Signature Pages hereto

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	5

ARTICLE 2
Board; Standstill, Voting

Section 2.01.	Appointment to Company Board	5
Section 2.02.	Stockholder Standstill	7
Section 2.03.	Stockholders Voting Obligations	8

ARTICLE 3
Restrictions on Transfer

Section 3.01.	General Restrictions on Transfer	8
Section 3.02.	Legends	9
Section 3.03.	Permitted Transferees	9
Section 3.04.	Restrictions on Transfers by the Stockholder	9
Section 3.05.	Notices of Transfer	10
Section 3.06.	Cooperation by the Company	10

ARTICLE 4
Certain Covenants and Agreements

Section 4.01.	Confidentiality	10
Section 4.02.	Termination	11

ARTICLE 5
Miscellaneous

Section 5.01.	Successors and Assigns	12
Section 5.02.	Notices	12
Section 5.03.	Amendments and Waivers	13
Section 5.04.	Governing Law	13
Section 5.05.	Jurisdiction	13
Section 5.06.	WAIVER OF JURY TRIAL	14
Section 5.07.	Specific Enforcement	14
Section 5.08.	Counterparts; Effectiveness; Third-Party Beneficiaries	14
Section 5.09.	Entire Agreement	14
Section 5.10.	Severability	14

Exhibit A	Joinder Agreement

i

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT effective as of October 31, 2014 (as amended from time to time, this “Agreement”) among Gain Capital Holdings, Inc., a Delaware corporation (the “Company”), City Index Group Limited (“CIG”) and the Persons listed as “Stockholders” on the signature pages hereto (each, a “Stockholder”).

W I T N E S S E T H :

WHEREAS, the Company and CIG are parties to that certain Share Purchase Agreement dated as of October 31, 2014 (the “Share Purchase Agreement”);

WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, CIG will acquire (i) 5,319,149 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and (ii) $60,000,000 in aggregate principal amount of the 4.125% Convertible Senior Notes due 2020 issued by the Company (the “Convertible Notes”);

WHEREAS, following the consummation of the transactions contemplated by the Share Purchase Agreement, CIG intends to distribute the Common Stock and the Convertible Notes to its stockholders (the “Distribution”) in accordance with its organizational documents and applicable law, each of such stockholders being parties hereto;

WHEREAS, following the Distribution, (i) Sun Luxco I, Sarl may liquidate, dissolve, or further distribute (the “Second Distribution”) the Common Stock and Convertible Notes received by them in the Distribution to Francisco Partners II, L.P. (“FP”) and (ii) INCAP Gaming B.V. (“INCAP”) may contribute the Common Stock and Convertible Notes to a newly-formed, wholly-owned subsidiary of INCAP (“INCAP Sub”), in each case subject to the applicable legal requirements of such liquidation, dissolution or distribution or contribution, as the case may be, and at such time or times as they may determine, each of FP and INCAP being parties hereto;

WHEREAS, the parties desire to enter into this Agreement in order to make certain agreements relating to the ownership and voting of the Company Securities (as defined below) owned by the Stockholders and certain other matters;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions.  (a)  As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that ICAP plc (“ICAP”) shall not be deemed to be an Affiliate of INCAP as long as INCAP and its Affiliates own less than 30% of the voting securities of ICAP and do not otherwise exercise control over ICAP (it being understood that having an Affiliate of INCAP serve as the Chief Executive Officer of ICAP shall not, in and of itself, constitute the exercise of control over ICAP).

“beneficially own” has the meaning ascribed thereto in Rule 13d-3 of the Exchange Act; provided that, with respect to any Convertible Notes or similar Company Securities, a Person shall be deemed to beneficially own the full number of Shares deliverable upon conversion of such Convertible Notes or similar Company Securities, assuming the Company elects Physical Settlement (as such term is defined in the Convertible Indenture) (or, in the case of similar Company Securities, settlement by delivery of Shares except in the case of fractional shares) in respect of such conversion.

“Board” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Closing” shall have the meaning set forth in the Share Purchase Agreement.

“Common Equivalents” means, at any time, (i) outstanding Shares and (ii) the number of Shares issuable upon exercise, conversion or exchange of any outstanding Company Security that is exercisable for, convertible into or exchangeable for, Shares at such time; provided that (x) if any Company Securities are subject to vesting, such Shares or Shares issuable upon exercise, conversion or exchange thereof shall be included in the definition of “Common Equivalents” only upon and to the extent such vesting has occurred as of the time of determination and (y) with respect to the Convertible Notes, the number of Shares issuable upon conversion of the Convertible Notes shall be the maximum number of shares into which the Convertible Notes are convertible into (1) assuming that the Company elects Physical Settlement (as such term is defined in the Convertible Indenture) to settle all conversions of the Convertible Notes, and (2) without regard to whether there are conditions that would prevent the conversion of the Convertible Notes at such time.

“Company Securities” means (i) Common Stock, (ii) securities convertible into or exchangeable for such Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire such Common Stock or any other equity or equity-linked security issued by the Company.  For the avoidance of doubt, “Company Securities” shall include the Convertible Notes.

“Convertible Indenture” means the indenture dated on or about the Closing Date pursuant to which the Convertible Notes are issued.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fundamental Transaction” means (i) any merger, share purchase, reorganization, consolidation or other business combination involving the Company (whether in a single transaction or a series of related or substantially contemporaneous transactions) in which, as a result of such transaction, (A) Company Securities are converted into or exchanged for, or the holders of Company Securities immediately before such transaction receive, cash, property, rights, securities or other consideration (other than voting stock with substantially the same rights and privileges in the Company or in such other Person surviving such transaction or that is the issuer of the capital stock into which the Company Securities are converted into or exchanged for) or (B) the holders of  Voting Securities immediately before such transaction possess less than 50% of the outstanding voting power of the Company or such other Person surviving such transaction, (ii) any tender offer for more than 50% of the outstanding Company Securities (determined on a Common Equivalent basis) or (iii) a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Company (whether in a single transaction or a series of related or substantially contemporaneous transactions).

“Governmental Authority” means any transnational, domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Initial Ownership” means, with respect to a Stockholder, the number of Company Securities beneficially owned by such Stockholder as of immediately following both of the Distribution and the Second Distribution, which is [_______] Shares for INCAP and INCAP Sub, and [______] Shares for Sun Lux I, Sarl and FP and [_____] Shares for Sun Lux II, Sarl.1

“Permitted Transferee” means, with respect to any Stockholder:

(i)           any wholly-owned Subsidiary of such Stockholder for so long as such Subsidiary remains wholly-owned by such Stockholder;

(ii)          any Affiliate of such Stockholder;

(iii)         any partner, member or stockholder of such Stockholder; and

(iv)         any other Person with respect to which the Company shall have provided its prior written consent.

1 The parties agree that the number of Shares (not to exceed 5,319,149 shares in the aggregate) to be allocated to INCAP and INCAP Sub, Sun Lux I/FP and Sun Lux II, respectively, shall be determined by CIG prior to the Closing.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and its Affiliates’ partners, equity holders, directors, officers, employees, agents, counsel, advisers and representatives.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Shares” means shares of Common Stock.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, lend, encumber, hypothecate or otherwise transfer such Company Securities or any economic participation or interest therein (including through hedging or other derivative transactions), whether directly or indirectly, or agree, offer or commit to do any of the foregoing (including by contract, option or other agreement or arrangement) and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, loan, encumbrance, hypothecation or other transfer of such Company Securities or any participation or interest therein (including through a hedging or other derivative transaction) or any agreement, offer or commitment to do any of the foregoing (including by contract, option or other agreement or arrangement).

“Voting Securities” means, at any time, any class of Company Securities then entitled to vote generally in the election of directors, including all Shares now owned or subsequently acquired by the Stockholders, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

(b)      Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
CIG Company	Preamble Preamble
Common Stock	Recitals
Convertible Notes Distribution email	Recitals Recitals 5.02

FP INCAP Designee	Recitals 2.01(b)
Observer	2.01(f)
Second Distribution Share Purchase Agreement	Recitals Recitals
Standstill Period	2.02(a)
Stockholder	Preamble

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
Board; Standstill; Voting

Section 2.01.  Appointment to Company Board.  (a) Upon request of INCAP to nominate a director pursuant to Section 2.01(b), the Board shall cause the number of authorized members of the Board to be expanded by one member.

(b)      For so long as INCAP and its Affiliates beneficially own 5% or more of the total number of outstanding Company Securities (determined on a Common Equivalent basis), INCAP shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board one (1) director (together with any replacement director designated in accordance with Section 2.01(c) of this Agreement, the “INCAP Designee”), which director shall be appointed by the Board to the class of directors, in the absence of any earlier declassification of the Board, which would comply with obligations of the Company with respect to the number of directors in each class under Section 2.4 of the

Company’s By-Laws and, subject to such compliance, has the longest period possible before standing for election by the stockholders of the Company.  Subject to Sections 2.01(c) and 2.01(d), the Company shall, and shall use its commercially reasonable efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to (i) include, in the slate of nominees recommended to stockholders of the Company for election or reelection, as the case may be, as a director at any annual or special meeting of the stockholders of the Company at or by which directors of the Board are to be elected or reelected, the INCAP Designee, (ii) not revoke such recommendation for so long as such INCAP Designee meets the eligibility standards established by the Nominating and Corporate Governance Committee of the Board and applicable to all Board members or nominees, and (iii) in order to procure the election or reelection, as the case may be, of the INCAP Designee, solicit proxies in favor of such election or reelection and vote any such proxies received by the Company in favor of such election or reelection.

(c)      In the event of (i) the death, (ii) resignation or (iii) removal or disqualification of the INCAP Designee, including for his failure to meet the eligibility standards established by the Nominating and Corporate Governance Committee of the Board and applicable to all Board members or nominees, INCAP will be permitted to designate a replacement director.

(d)      INCAP shall (i) ensure that at the time of initial appointment and at each time the INCAP Designee would be nominated for reelection, the INCAP Designee meets the eligibility standards established by the Nominating and Corporate Governance Committee of the Board and applicable to all Board members or nominees and (ii) cause the INCAP Designee to resign in the event the INCAP Designee’s term shall end as described in Section 2.01(e).

(e)      If at any time after the Closing, INCAP (x) ceases to beneficially own at least 5% of the aggregate number of outstanding Company Securities (determined on a Common Equivalent basis) or (y) provides irrevocable notice to the Company waiving and forfeiting its right under this Section 2.01, the obligations of the Company and the Board pursuant to this Section 2.01 shall cease and INCAP shall cause the INCAP Designee to, upon the request of the Board, promptly tender his or her resignation as a director of the Board.  For the avoidance of doubt, once INCAP loses its right to appoint the INCAP Designee to the Board, INCAP will not thereafter regain such right regardless of any subsequent acquisitions of Company Securities by INCAP or any change to the number of outstanding Company Securities that, in either case, results in INCAP beneficially owning 5% or more of the total aggregate number of outstanding Company Securities (determined on a Common Equivalent basis).

(f)      At any time a INCAP Designee is not serving on the Board at the time when INCAP has the right to appoint a INCAP Designee, INCAP shall have the right to designate one (1) individual as a non-voting observer of the Board (the “Observer”).  The Observer (if any) shall have the right to attend and participate in meetings of the Board on a non-voting basis and to receive all notices and materials provided to directors but shall not have any voting rights.  Notwithstanding the foregoing, the Observer shall not have the right to attend or participate in the portion of any meeting related to (x) any pending, threatened or contemplated litigation or regulatory matter or receive related materials provided to directors to the extent the Observer’s attendance at or participation in such portion of the meeting or receipt of materials related thereto could reasonably be expected to lead to loss of attorney-client privilege with respect to such discussions or materials or (y) an indemnification claim or other dispute under the Share Purchase Agreement or other claim or dispute between INCAP or its Affiliates, on one hand, and the Company or its Affiliates, on the other hand.

(g)      Notwithstanding anything herein to the contrary, the Company shall have the right to terminate INCAP’s rights under this Section 2.01 in the event INCAP is controlled by any Person other than the direct or indirect equity holders of INCAP as of the date hereof .

(h)      The INCAP Designee (but, for avoidance of doubt, not the Observer) will be entitled to (x) receive the cash and equity compensation and reimbursable out-of-pocket expenses that all similarly situated non-employee directors of the Board receive for service on the Board and, if applicable, its committees, and (y) enjoy the same non-compensatory rights, benefits and privileges as all other members of the Board (in their capacity as directors of the Company).

(i)      The rights of INCAP to designate either an INCAP Designee or an Observer shall be limited as follows:  (a) if INCAP elects to have an INCAP Designee initially, then elects to have an Observer, and then elects to have an INCAP Designee again, no further election to have an Observer again would be permitted hereunder, and (b) if INCAP elects to have an Observer initially, then elects to have an INCAP Designee and then elects to have an Observer again, no further election to have an INCAP Designee again would be permitted hereunder.

(j)      The rights of INCAP under this Section 2.01 shall not be transferrable or assignable by INCAP to any other Person and shall be personal to INCAP.

Section 2.02.  Stockholder Standstill.

(a)      Each of the Stockholders agrees that until the earlier of (x) the date on which such Stockholder and its Affiliates cease to beneficially own at least 5% of the aggregate number of outstanding Company Securities (determined on a Common Equivalent basis) and (y) the date that is five years from the date hereof (the “Standstill Period”), such Stockholder will not (and will cause its Affiliates not to), directly or indirectly, (i) subject to the rights of such Stockholder to vote its Voting Securities, enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, any Fundamental Transaction; (ii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any Person other than an Affiliate of such Stockholder with respect to the voting of, any Voting Securities; (iii) form, join or otherwise participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities; (iv) seek, propose or otherwise act in concert with others to influence or control the management, Board or policies of the Company; (v) enter into any discussions, negotiations, arrangements or understandings with any other

Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (vi) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any Person in connection with any of the foregoing activities; or (vii) disclose any intention, plan or arrangement inconsistent with any of the foregoing.  Each Stockholder further agrees that it shall promptly advise the Company of any inquiry or proposal made to such Stockholder with respect to any of the foregoing.  Notwithstanding the foregoing, the exercise by such Stockholder of its rights under Section 2.01 shall not constitute a violation of this Section 2.02(a) and nothing in this Section 2.02(a) shall limit the rights of the INCAP Designee (in his or her capacity as a director of the Company) to act as a member of the Board in accordance with his or her fiduciary duties, or such Stockholder or INCAP Designee in communicating with management or the Board in a manner not reasonably expected to require public disclosure by the Company, such Stockholder or their respective Affiliates.

(b)      Each of the Stockholders agrees that, during the Standstill Period, it will not (and will cause its Affiliates not to), directly or indirectly, (i) request that the Company amend or waive any provision of this Section 2.02 (including this sentence) or (ii) take any initiative with respect to the Company that, in each case, would reasonably be expected to require the Company to make a public announcement regarding (A) any of the activities referred to in Section 2.02(a) or (B) the possibility of such Stockholder or any other Person acquiring control of the Company, whether by means of a Fundamental Transaction or otherwise.

(c)      The obligations of the Stockholders in this Section 2.02 shall cease in the event that the Company publicly announces that it has entered into a definitive agreement with respect to a Fundamental Transaction with a third party.

(d)      For purposes of Section 2.02, the “Company” shall be deemed to include the Company, any successor to or Person in control of the Company, or any division thereof or of any such successor or controlling Person.

Section 2.03.  Stockholders Voting Obligations.  Each of the Stockholders agrees that such Stockholder shall vote all Voting Securities held by it or over which it has voting power for all of the nominees on the slate of directors recommended for election by the Board of the Company at the 2015 annual meeting of the stockholders of the Company.

ARTICLE 3
Restrictions on Transfer

Section 3.01.  General Restrictions on Transfer.  (a)  Each of the Stockholders agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities) in contravention of the terms and conditions of this Agreement.  In addition, each of the Stockholders agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities) (i) unless there is an effective registration statement under the Securities Act covering such Company Securities, the sale is made in accordance with Rule 144 under the Securities Act, or such Transfer is exempt from registration requirements of the Securities Act or (ii) if such Transfer (or solicitation of an offer of a Transfer) would violate any other applicable securities or “blue sky” laws.

(b)      Any attempt to Transfer any Company Securities in violation of this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02.  Legends.  (a) In addition to any other legend that may be required, each certificate for Company Securities issued to each Stockholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF OCTOBER 31, 2014, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM GAIN CAPITAL HOLDINGS, INC. OR ANY SUCCESSOR THERETO.

(b)      If any shares of Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of a Stockholder as holder thereof, shall issue to such Stockholder a new certificate evidencing such Company Securities without all or part of the legend required by Section 3.02(a) (unless part of such legend is required by applicable law) endorsed thereon.

Section 3.03.  Permitted Transferees.  Notwithstanding anything in this Agreement to the contrary, each of the Stockholders may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Company; provided that (i) if such Permitted Transferee, (x) will beneficially own more than 1% of the total number of outstanding Company Securities (determined on a Common Equivalent basis) or (y) such Transfer is prior to the second anniversary of the date hereof, such Permitted Transferee shall agree in writing to be bound by the terms of this Agreement by execution and delivery of a joinder in the form of Exhibit A attached hereto and (ii) the Transfer shall not be in violation of Section 3.01(a).

Section 3.04.  Restrictions on Transfers by the Stockholder.  (a) Prior to the second anniversary of the date hereof, no Stockholder shall, without the Company’s prior written consent, Transfer any Company Securities, except (i) to one or more of its Permitted Transferees in accordance with Section 3.03, (ii) pursuant to Section 3.04(b) or (iii) into a tender or exchange offer for the Company’s outstanding Common Stock.

(b)      Notwithstanding the restrictions of Section 3.04(a), a Stockholder may Transfer Company Securities that comprise up to 16.67% of the Initial Ownership (determined on a Common Equivalent basis) every three months following the date that is six months after the Closing, plus any unsold allotment pursuant to this sentence which is not sold during any prior three month period; provided, however, that prior to the second anniversary of the date hereof, any Transfers not made pursuant to an effective registration statement shall be made in compliance with the requirements of Rule 144 applicable to such Stockholder at the time of the Transfer.

Section 3.05.  Notices of Transfer.  Promptly following any Transfer that occurs prior to the second anniversary of the date hereof, each Stockholder shall give the Company written notice of any Transfer of Company Securities by such Stockholder and specify in such notice in reasonable detail (i) the number or amount and type of Company Securities so transferred and (ii) in the event the number of Company Securities (determined on a Common Equivalent basis) so transferred exceeds 1% of the outstanding Company Securities (determined on a Common Equivalent basis), the identity of the transferee, if known.

Section 3.06.  Cooperation by the Company.  The Company shall use commercially reasonable efforts to satisfy the condition contained in Rule 144 under the Securities Act with respect to current public information and any other conditions to make such Rule available to the Stockholders for the sale of Company Securities, including filing with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.  In addition, the Company shall furnish to each Stockholder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

ARTICLE 4
Certain Covenants and Agreements

Section 4.01.  Confidentiality.  (a)  Each of the Stockholders agrees that it shall use, and that it shall cause its Representatives (including, in the case of INCAP, the INCAP Designee and the Observer, if any, designated by INCAP) to whom Confidential Information is disclosed to use, the Confidential Information only in connection with such Stockholders’ investment in the Company and not for any other purpose; provided that the INCAP Designee shall be entitled to use the Confidential Information in connection with the performance or his or her duties as a director of the Company.  Each of the Stockholders further agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)      to its Representatives in the normal course of the performance of their duties or in connection with the exercise of its rights hereunder;

(ii)      to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Stockholder is subject; provided that such Stockholder gives the Company prompt notice of any such request, to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and such Stockholder shall cooperate with such efforts by the Company and shall in any event make only the minimum disclosure required by such law, rule or regulation)); or

(iii)     if the prior written consent of the Company shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company.

(b)      “Confidential Information” means any information concerning the Company or any Subsidiary of the Company or the financial condition, business, operations or prospects of the Company or any Subsidiary of the Company in the possession of or furnished to the Stockholders or their Representatives (including, with respect to INCAP, by virtue of its present or former right to designate a director of the Company or an Observer); provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or any of its Representatives in violation of this Agreement, (ii) is or was available to a Stockholder on a non-confidential basis prior to its disclosure to such Stockholder or its Representatives by the Company, (iii) was or becomes available to a Stockholder on a non-confidential basis from a source other than the Company and its Representatives, which source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder’s and its Representatives’ knowledge, bound by a confidentiality obligation to the Company or another Person or (iv) is independently developed by a Stockholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company and without reliance on any Confidential Information.

(c)      Each of the Stockholders acknowledges and agrees that it is aware (and that its Representatives (including, in the case of INCAP, the INCAP Designee and the Observer, if any, designated by INCAP) are aware or will be advised by such Stockholder) that Confidential Information being furnished to it may contain material, non-public information regarding the Company and that the United States securities laws prohibit any Persons who have such material, non-public information from purchasing or selling securities of the Company on the basis of such information or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities on the basis of such information.

Section 4.02.  Termination.  (a)  This Agreement shall terminate in its entirety upon the termination of the Share Purchase Agreement in accordance with its terms prior to the Closing, or if the Closing occurs, with respect to a Stockholder, the date on which such Stockholder’s (and its Affiliates’) number of Company Securities (determined on a Common Equivalent basis) beneficially owned by such Stockholder (and its Affiliates)

falls below 2% of the outstanding Company Securities (determined on a Common Equivalent basis); provided that in each case the provisions of Sections 4.01 (Confidentiality), 5.02 (Notices), 5.04 (Governing Law), 5.05 (Jurisdiction), 5.06 (Waiver of Jury Trial), 5.07 (Specific Enforcement), 5.08 (Counterparts; Effectiveness; Third-party Beneficiaries), 5.09 (Entire Agreement) and 5.10 (Severability) shall survive indefinitely.

ARTICLE 5
Miscellaneous

Section 5.01.  Successors and Assigns.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)      Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities pursuant to Section 3.03 (and subject to the exceptions set forth therein), unless already bound hereby, shall execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder” for all purposes of this Agreement.

(c)      Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.02.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company, to:

Gain Capital Holdings, Inc.
135 US Highway 202/206
Suite 11
Bedminster, NJ 07921
Attention: Diego Rotsztain
Facsimile No.: (866) 861-1673
drotsztain@gaincapital.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York  10017
Attention: Leonard Kreynin

Facsimile No.: (212) 701-5800
leonard.kreynin@davispolk.com

if to a Stockholder, to such Stockholder’s address set forth below its signature on the signature pages attached hereto.

with a copy to:

Kirkland & Ellis LLP
3330 Hillview Ave.
Palo Alto, CA  94304
Attention:  Adam D. Phillips, P.C.
Facsimile No.: (650)859-7500
aphillips@kirkland.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.03.  Amendments and Waivers.  Any provision of this Agreement (including any Exhibit) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the holders of a majority of the Company Securities (determined on a Common Equivalent basis) issued pursuant to the transactions contemplated under the Share Purchase Agreement held by all Stockholders, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.04.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 5.05.  Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.02 shall be deemed effective service of process on such party.

Section 5.06.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.07.  Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.08.  Counterparts; Effectiveness; Third-Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.09.  Entire Agreement.  This Agreement, the Share Purchase Agreement, the Convertible Indenture and the Convertible Notes constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 5.10.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GAIN CAPITAL HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

STOCKHOLDERS:

CITY INDEX GROUP LIMITED

By:
Name:
Title:

INCAP GAMING B.V.

By:
Name:
Title:

SUN LUXCO I, SARL

By:
Name:
Title:

SUN LUXCO II, SARL

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

FRANCISCO PARTNERS II, L.P.

By: FRANCISCO PARTNERS GP II, L.P. its General Partner

By: FRANCISCO PARTNERS GP II MANAGEMENT, LLC its General Partner

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

EXHIBIT A

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of October 31, 2014 (as amended from time to time, the “Stockholders’ Agreement”) among GAIN Capital Holdings Inc., City Index Group Limited, and certain other parties thereto as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

Signature Page to Stockholders’ Agreement